EXHIBIT NUMBER 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-86823, Form S-8 No. 333-24027 and Form S-8 No. 333-86753) of
IMRglobal Corp. and pertaining to the Information Management Resources, Inc. Employee Stock Purchase Plan of our report dated November 12, 1999, with respect to the consolidated financial statements of Fusion Systems Japan Co., Ltd. included in this Current Report (Form 8-K), for the nine month period ended December 31, 1998, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG

Tokyo, Japan
November 17, 1999.